UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2021

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 16, 2021, Cross Country Healthcare, Inc. (the “Company”) acquired substantially all of the assets and certain liabilities of Selected, Inc. ("Selected") pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Selected, certain holders of capital stock of Selected party thereto (the “Owners”), and Waine Tam as representative of the Owners (the "Transaction"). The acquired business of Selected primarily consists of a software-as-a-service, subscription-based recruiting and talent matching platform and will report to the Company’s Cross Country Education business unit.

The Company (i) paid $3,500,000 in cash consideration, subject to adjustment and payable in accordance with the Purchase Agreement; and (ii) issued shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) with an aggregate value of $1,500,000 calculated based on the average closing price of such Common Stock over the five (5) trading days immediately preceding the closing date. Additionally, pursuant to the Purchase Agreement, Selected is eligible to receive up to an additional $1,500,000 in earn-out cash consideration based on Selected’s revenues for each of the twelve (12) month periods ending on the first and second anniversaries of the first day after the closing date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: December 16, 2021	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer